U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                           ECOLOCLEAN INDUSTRIES, INC.
               (Exact Name of Registrant as specified in charter)



           Nevada                                         65-1060612
----------------------------------            ----------------------------------
   (State of Incorporation)                   (IRS Employer Identification No.)


                                                 2242 South Hwy # 83
                                               Crystal City, TX 78839
                                                   (830)374-9100

                    (Address of principal executive offices)


                            (Full Title of the Plan)

                 2004 Non-Qualified Stock Grant and Option Plan


                              Royis Ward, President
                               2242 South Hwy # 83
                             Crystal City, TX 78839

                    (Name and Address of agent for Service)

                                 (830) 374-9100

          (Telephone number, including area code for agent for service)



                         CALCULATION OF REGISTRATION FEE


                                Proposed Proposed
Title of       (1)             maximum       maximum
securities     Securities      offering      aggregate        Amount of
to be          to be           price per     offering         Registration
registered     registered      share (2)     price (2)        Fee (3)
----------     ----------      -----         ----------       ------------
Common         5,000,000       $0.85         $4,250,000       $538.48
$.001 par      shares
value

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low bid prices reported on July 21, 2004 as reported on the NASD OTC Bulletin Board.



                                EXPLANATORY NOTE
                                ----------------

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II
                                     -------

Item 3.  Incorporation of Documents by Reference

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

(a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2003 and Quarterly Report on Form 10-QSB for the period ending March 31, 2004.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which de-registers all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4.  DESCRIPTION OF SECURITIES

         Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with this registration statement will be passed upon for Ecoloclean Industries, Inc. by Wilson Law Offices. Mr. Wilson is a shareholder of the Company. This plan registers shares which may, in the future, be issued for legal services rendered to the company.


Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  Article VI of the Articles of Incorporation of the registrant states:

" The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of , or in any similar managerial or fiduciary position of, another corporation , partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is s3erving or has service the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract or otherwise so long as such provision is legally permissible."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


Item 8.  EXHIBITS.

         The  following   documents  are  incorporated  by  reference  from  the
Company's Periodic Report filings, SEC File # 0-29613, as filed with the Securities & Exchange Commission.

Exhibit Number             Description

         (3.1)*            Articles of Incorporation  of Ecoloclean  Industries,
                           Inc., formerly Sailtech International, Inc.
         (3.2)*            Certificate of Amendment of Articles of Incorporation
                           of Sailtech International, Inc.
         (3.3)*            By-Laws
         (5.0)             Opinion  of Counsel  regarding  the  legality  of the
                           securities   registered   under   this   Registration
                           Statement
         (10)              2004 Non-Qualifed Stock Grant and Option Plan
         (23.0)            Consent of Independent Certifying Public Accountant
-------------------
* Previously filed.

Item 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, who are duly authorized.

Dated: July 8, 2004

                                   Ecoloclean Industries, Inc.
                                   a Nevada corporation


                                   /s/ Royis Ward
                                   -------------------
                                   Royis Ward
                                   President, Director


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: July 8, 2004                  /s/ Royis Ward
                                    --------------------
                                    Royis Ward
                                    President, Director



                                    /s/ Michael Ward
                                    --------------------
                                    Michael Ward,
                                    Secretary/Treasurer,
                                    Director